Texas Rare Earth Resources

Board Changes and Focus on Shareholder Value

August 7, 2012

Legal Disclaimers

- **Cautionary Note to Investors**

The United States Securities and Exchange Commission ("SEC") limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument NI 43-101 ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") - *CIM Definition Standards on Mineral Resources and Mineral Reserves*, adopted by the CIM Council, as amended (the "CIM Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects. This presentation uses the terms "resource," "measured and indicated mineral resource," and "inferred mineral resource." We advise U.S. investors that while these terms are defined in accordance with NI 43-101 such terms are not recognized under the SEC's Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources in these categories have a great amount of uncertainty as to their economic and legal feasibility. "Inferred resources" have a great amount of uncertainty as to their existence and, under Canadian regulations, cannot form the basis of a pre-feasibility or feasibility study, except in limited circumstance. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. Our Round Top project currently does not contain any known proven or probable ore reserves under SEC Guide 7 reporting standards. The results of the PEA disclosed in this presentation are preliminary in nature and include inferred mineral resources that are considered speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the results of the PEA will be realized. Estimates of Uranium occurring in this presentation are based on an analysis of limited, historical drill holes at the Round Top project and may not be indicative of mineralization throughout the project area. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. **U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Guide 7 compliant reserves.**

- **Forward-Looking Statements**

This presentation contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. The advancement of scientific studies at the Round Top project, the attainment of maximizing shareholder value, putting U, Sn, Ga, Ta Nb into estimated resources, incorporating Yb, Tm, Lu, Ho and Er into revenue models under the PEA, reconfirming and tightening REE recovery estimates in a definitive feasibility study, potential alternative scenarios to an 80,000 mptd mine, cutting of $2 billion Cap Ex for the potential mine, narrowing NPV presented in the PEA, the potential sale of New Mexico silver targets, identification of high grade gold/silver veins, analysis and results of Beryllium, Tin, Gallium, Tantalum, Niobium and other non-REE minerals at the Round Top project, limiting stock issuances moving into the future, the Company's ability to leverage UTEP, GLO and Texas resources, continuing operations within the Company's $7 mm cash balance into 2013, cutting expenses to under $1 mm/quarter and possibly $0.1 mm/quarter, phasing out the Denver office, eliminating or bypassing refining stage in mineral processing, prevention of environmental concerns, addressing future environmental concerns, the possibility that small scale mining will lead to less share dilution, debt or capital expenditures and less disruption to product prices, larger number of products leading to more profits, raising $20 million to complete feasibility study, timing and completion of a feasibility study, opportunities near the Round Top project, possible unbundling on the Company similar to Freeport-McMoRan, following Rob McEwan and F. Kenneth Iverson philosophies, and the likely business friendly environment in Texas are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineralized material and mineral resource estimates, risks relating to completing metallurgical testing at the Round Top project, risks related to project development determinations, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on the Company's operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading "Risk Factors" in the Company's quarterly reports on Form 10-Q as filed on April 16, 2012, and July 16, 2012 and the Company's latest annual report on Form 10-K as filed on November 22, 2011 and other documents filed with the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Changes to Board

- Add John C. Tumazos, CFA non-executive chairman, with 33 years mining finance.
- Add Dr. Nick Pingitore and Dr. Phil Goodell both of UT El Paso mines school.
- Add Dr. Jim Wolfe, extensive REE, business and entrepreneurial experience; former head of Hazen Labs
- Add Cecil Wall, CEO prior to Gorski
- Dan Gorski resumes prior role as CEO
- Anthony Marchese remains a director
- New Board will build upon TRER work since October 6, 2010 at Round Top, advance scientific studies and maximize shareholder value. To continue good work.

June 15, 2012 PEA/43-101

- 1,034 mmt* @ 531 g/t REE > press release 5-16-11 estimating a grade of 516 g/t from nine Cyprus holes reassayed
- A billion tonnes* of nonreserve resources within 20 months of 10-6-10 control of our property = 60.8 mm lbs REE per month.
- $15/metric t processing cost to separate 5 REE @ 80,000 mtpd scale or 26 year life
- US $1.2 billion after tax NPV @ 10% discount rate base case
- Dysprosium and Yttrium preponderance of estimated revenues
- No revenues in PEA from Ytterbium, Thulium, Lutetium, Holmium and Erbium estimated at a zero selling price nor Uranium, Tin, Gallium, Tantalum, Niobium or separate Beryllium zone not incorporated into PEA. *While TRER defined a 43-101 compliant resource and PEA faster than some, the June 15, 2012 PEA did not attempt to estimate selling prices of the rarest REE "priced" at zero, did not estimate grade, recovery or processing of valuable non-REE and TRER does not expect to conduct near mine or regional exploration in 2012-15.*
- The 1,034 mmt* "maiden" resource suggests a long-lived project. Exploration can be conducted later for many years after production commences.

* **Combines measured and indicated resources of 359,150,000 tonnes and inferred resources of 674,675,000 tonnes. See Cautionary Note to Investors.**

Many "Next Steps" after PEA

- Data "in hand" for U, Sn, Ga, Ta, Nb, etc. may be put into resources
- Test recoveries for non-REE elements after they are put into resources
- Consider incorporating ultra rare REE Yb, Tm, Lu, Ho and Er into estimated revenues
- Must reconfirm, tighten the range and upgrade PEA 64%-79% REE recovery estimate to definitive feasibility study standards.
- Alternative scenarios to 80,000 mptd full integration to cut $2 bil cap ex including #1 Vat or heap leach with either Sulphuric or 9% HCl acid over pulverized drill cuttings to bypass fine grind and floatation or #2 Gravity separation of dense heavy REE, U, Sn, Ga, etc near 10,000 mtpd scale. We may ship a bulk concentrate using excellent existing rail. Rio Tinto Rossing uranium mine uses 9% HCl acid leach near 13,000 mtpd scale.
- Narrow June 15 PEA NPV range from +$4.3 to -$0.3 Bil. with the twin goals of raising the minimum NPV and cutting volatility/risk to acceptable levels by adding heavy REE or non-REE products, improve 64%-79% REE recovery, and cut cap ex at lower scale, phased or cheaper process.
- Will conservatively estimate lower future REE prices to reduce $4 Bil NPV upper end of June 2012 PEA NPV ranges. Possible future sources of capital more comfortable with very rigorous economics.

Uranium Priority Among non-REE

- June 2012 PEA recommended more study of uranium. May 16, 2011 non-43-101 compliant press release estimated 0.113 lbs/tonne or 44.6 ppm U3O8*. Commercial mines recover U from in situ solutions. Utilities in China, Korea and Japan bought stakes in U companies or projects.
- Any effort to sell New Mexico silver targets, identify other high grade 100 t/d gold or silver veins, beryllium as analyzed by Cyprus Minerals a generation ago or Tin, Gallium, Tantalum Niobium or other Round Top non-REE of secondary to importance of uranium upsides.

* Average calculated from analysis of nine historic drill holes at the Round Top project. See Cautionary Note to Investors.

TRER Corporate Issues

- No planned stock offering < $2.50; Dilution no solution.
- Re-Texasification and Extreme Austerity
- Leverage UTEP, Gen. Land Office and Texas resources
- Live within $7 mm cash balances beyond 2013 spending on PEA optimizations with austerity and creativity
- All outlays or expenses to be cut from $1 mm/mo to under $1 mm/qtr. We may not be able to reach $0.1 mm per quarter.
- Denver office to be phased out
- Premature "team building" kills junior mining companies; We are not NEM or BHP. Lean, lean, and even leaner.
- No distractions that use cash. We will live on our ideas.
- Board will consider any reasonable bid for company.
- Prior inquiries specific to Uranium and Beryllium
- Refine June 2012 PEA to maximize values

Environmental Awareness

- TRER policy to safeguard environment, employee safety, equal opportunity and full compliance to all law and regulations.
- Project design to protect environment, minimize footprint, minimize water use and "listen to agencies & public."
- Less cap ex, smaller scale to keep from knocking down selling prices and protecting environment go "hand-in-hand." Less is more.
- May eliminate or bypass refining stage to ship a bulk concentrate.
- To consider "modular" design and phased startup, rather than 80,000 mptd plant Day One in June 2012 PEA
- Want to avoid being 1 of 10 largest U.S. mining projects in era of cost inflation and some anti-mining sentiment
- To prevent any environmental issue and address all concerns; Will not take "pro-business Texas" for granted; Cannot be too forceful.

Criteria in Final Mine Design

- Minimum environmental impact more important that NPV or ROI; small scale is OK; "less is more"
- Many processes may work - - floatation, acid leach or gravity separation; Variations are HCl vs. H2SO4 or Vat vs. Heap Leach
- Financial analysis of each phase of process. For example, refining may have zero return if a trader pays a full value for concentrates.
- Small or modular scale means less likely share dilution, debt or capital cost overrun risks. No "pork barrel" for contractors & consultants.
- Small or modular scale means less likely disruption to product prices, larger possible profits
- Larger number of products = more possible profit, less risk = revenue diversification
- June 15, 2012 PEA was robust financially with $1.2 bil NPV, and addition of more products beyond Dy, Y, Nd, Tb and Eu may add to returns. No need to cut corners.

Survive to live a few more years a priority ahead of Exploration

- No large spending until we raise new monies beyond $20+ mm to take us to a Definitive Feas. Study without a TRER stock issue.
- Refine and improve June 2012 PEA first
- Possible opportunities near Round Top property
- Round Top vicinity a priority ahead of conventional nonferrous exploration in West TX, U.S. Southwest and northern Mexico

Unbundling of Freeport-McMoRan Inc. in early 1990s

- Freeport-McMoRan Inc. parent company
- Freeport-McMoRan Copper and Gold
- Freeport-McMoRan Gold (Elko, NV)
- Freeport-McMoRan Australia (gold)
- F-M Properties (real estate)
- McMoran Exploration (Oil and Gas)
- Freeport-McMoRan Energy Partners
- Freeport-McMoRan Resource Partners (fertilizers)
- TRER must verify, document and improve June 15, 2012 PEA to possibly emulate any such philosophy. *Round Top among largest known resources of Dy, Y, Yb, Tm, Lu, Ho, Er and if Ga, Ta or Be documented & potentially recoverable. U or other rare minerals could be documented.*

Admire Rob McEwen or F. Kenneth Iverson Philosophies

- McEwen accepts no salary, benefiting only from the increase in his common shares
- TRER directors not wealthy enough to fund a company like Rob McEwen
- Ken Iverson believed that the cash compensation of CEO < 10x blue collars
- TRER not flush enough for those levels
- Ken Iverson a leader in decentralized, lean, profit-share & participatory management

God Bless Texas

- Possibly the best place on earth to do business
- 6.25% revenue royalty to support school system and 8% specific to uranium
- Univ. of Texas at El Paso, the state school of mining, strategic to our company
- Dr. Nick Pingitore runs a world class laboratory, and the geology students logged the drill results
- TRER is the “home team” in West Texas
- People can see Round Top or Sierra Blanca from as far as 50 miles on a clear day
- God bless Texas